Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
of iShares Trust,

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the year ended March 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and Trustees of the Fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

May 22, 2012

Appendix A

Fund Names
iShares Trust
1	iShares S&P Global Consumer Discretionary Sector Index Fund
2	iShares S&P Global Consumer Staples Sector Index Fund
3	iShares S&P Global Energy Sector Index Fund
4	iShares S&P Global Financials Sector Index Fund
5	iShares S&P Global Healthcare Sector Index Fund
6	iShares S&P Global Industrials Sector Index Fund
7	iShares S&P Global Materials Sector Index Fund
8	iShares S&P Global Technology Sector Index Fund
9	iShares S&P Global Telecommunications Sector Index Fund
10	iShares S&P Global Utilities Sector Index Fund
11	iShares S&P Global 100 Index Fund
12	iShares S&P Global Clean Energy Index Fund
13	iShares S&P Global Infrastructure Index Fund
14	iShares S&P Global Nuclear Energy Index Fund
15	iShares S&P Global Timber & Forestry Index Fund
16	iShares S&P India Nifty 50 Index Fund
17	iShares S&P Asia 50 Index Fund
18	iShares S&P Developed ex-U.S. Property Index Fund
19	iShares S&P Emerging Markets Infrastructure Index Fund
20	iShares S&P Europe 350 Index Fund
21	iShares S&P Latin America 40 Index Fund
22	iShares S&P/TOPIX 150 Index Fund
23	iShares S&P 100 Index Fund
24	iShares S&P 1500 Index Fund
25	iShares S&P MidCap 400 Growth Index Fund
26	iShares S&P MidCap 400 Index Fund
27	iShares S&P MidCap 400 Value Index Fund
28	iShares S&P SmallCap 600 Growth Index Fund
29	iShares S&P SmallCap 600 Index Fund
30	iShares S&P SmallCap 600 Value Index Fund
31	iShares Nasdaq Biotechnology Index Fund
32	iShares S&P U.S. Preferred Stock Index Fund
33	iShares S&P International Preferred Stock Index Fund
34	iShares S&P 500 Growth Index Fund
35	iShares S&P 500 Index Fund
36	iShares S&P 500 Value Index Fund
37	iShares Russell 1000 Growth Index Fund
38	iShares Russell 1000 Index Fund
39	iShares Russell 1000 Value Index Fund
40	iShares Russell 2000 Growth Index Fund
41	iShares Russell 2000 Index Fund
42	iShares Russell 2000 Value Index Fund
43	iShares Russell Top 200 Growth Index Fund
44	iShares Russell Top 200 Index Fund
45	iShares Russell Top 200 Value Index Fund
46	iShares Russell 3000 Growth Index Fund
47	iShares Russell 3000 Index Fund
48	iShares Russell 3000 Value Index Fund
49	iShares Russell Microcap Index Fund
50	iShares Russell Midcap Growth Index Fund
51	iShares Russell Midcap Index Fund
52	iShares Russell Midcap Value Index Fund
53	iShares 2012 S&P AMT-Free Municipal Series
54	iShares 2013 S&P AMT-Free Municipal Series
55	iShares 2014 S&P AMT-Free Municipal Series
56	iShares 2015 S&P AMT-Free Municipal Series
57	iShares 2016 S&P AMT-Free Municipal Series
58	iShares 2017 S&P AMT-Free Municipal Series